Free Writing Prospectus
Filed Pursuant to Rule 433
Registration File No. 333-140958

CHL Mortgage Pass-Through Trust 2008-1
Issuing Entity

Final Term Sheet

$158,698,743
(Approximate)

CWMBS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED MARCH 27, 2008
Mortgage Pass-Through Certificates, Series 2008-1
Distributions payable monthly, beginning April 25, 2008

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class Certificate Balance/ Initial Notional Amount (1)	Pass-Through Rate (2)		Initial Class Certificate Balance/ Initial Notional Amount (1)	Pass-Through Rate (2)
Class A-1	$9,771,000	6.00%	Class PO	$705,243	(4)
Class A-2	$95,000,000	5.50%	Class A-R	$100	6.00%
Class A-3	$11,712,500(3)	6.00%	Class M	$4,441,900	6.00%
Class A-4	$44,069,600	5.50%	Class B-1	$2,019,000	6.00%
Class A-5	$1,480,400	5.50%	Class B-2	$1,211,500	6.00%
Class X	$149,182,870(3)	Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.
(2) The classes of certificates offered by this free writing prospectus, together with the method of calculating the variable pass-through rates and their initial ratings, are listed in the tables under “Summary — Description of the Certificates” beginning on page S-6 of this free writing prospectus.
(3) The Class A-3 and Class X Certificates are interest only notional amount certificates. The initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of the certificates offered.
(4) The Class PO Certificates are principal only certificates and will not accrue interest.

Summary

Issuing Entity

CHL Mortgage Pass-Through Trust 2008-1, a common law trust formed under the laws of the State of New York.

Depositor

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of March 1, 2008 and the date of origination for that mortgage loan (the “cut-off date”).

Closing Date

On or about March 28, 2008.

The Mortgage Loans

The mortgage loans will consist primarily of 30-year conventional, fixed-rate mortgage loans secured by first liens on one- to four-family residential properties.

The statistical information presented in this free writing prospectus regarding the mortgage loans is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance	$161,525,528
Geographic Concentrations in excess of 10%:
California	45.29%
New York	10.22%
Weighted Average Original LTV Ratio	71.12%
Weighted Average Mortgage Rate	6.713%
Range of Mortgage Rates	5.250% to 9.500%
Average Current Principal Balance	$656,608
Range of Current Principal Balances	$63,947 to $2,497,937
Weighted Average Remaining Term to Maturity	356 months
Weighted Average FICO Credit Score	747

Additional information regarding the mortgage loans is set forth in Annex A attached to this free writing prospectus.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance/Initial Notional Amount (1)	Type	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)

Offered Certificates
Class A-1	$9,771,000	Senior/Fixed Pass-Through Rate/Support	Aaa	AAA

Class A-2	$95,000,000	Senior/Fixed Pass-Through Rate/Super Senior	Aaa	AAA

Class A-3	$11,712,500	Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only	Aaa	AAA

Class A-4	$44,069,600	Senior/Fixed Pass-Through Rate/Super Senior	Aaa	AAA

Class A-5	$1,480,400	Senior/Fixed Pass-Through Rate/Super Senior/Support	Aaa	AAA

Class X	$149,182,870	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only	Aaa	AAA

Class PO	$705,243	Senior/Principal Only	Aaa	AAA

Class A-R	$100	Senior/Fixed Pass-Through Rate/Residual	Aaa	AAA

Class M	$4,441,900	Subordinate/Fixed Pass-Through Rate	N/R	AA

Class B-1	$2,019,000	Subordinate/Fixed Pass-Through Rate	N/R	A

Class B-2	$1,211,500	Subordinate/Fixed Pass-Through Rate	N/R	BBB

Non-Offered Certificates (3)
Class B-3	$1,049,900	Subordinate/Fixed Pass-Through Rate

Class B-4	$969,200	Subordinate/Fixed Pass-Through Rate

Class B-5	$807,684	Subordinate/Fixed Pass-Through Rate

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class A-1	6.00%	calendar month (1)	30/360 (2)
Class A-2	5.50%	calendar month (1)	30/360 (2)
Class A-3	6.00%	calendar month (1)	30/360 (2)
Class A-4	5.50%	calendar month (1)	30/360 (2)
Class A-5	5.50%	calendar month (1)	30/360 (2)
Class X	(3)	calendar month (1)	30/360 (2)
Class PO	(4)	N/A	N/A
Class A-R	6.00%	calendar month (1)	30/360 (2)
Class M	6.00%	calendar month (1)	30/360 (2)
Class B-1	6.00%	calendar month (1)	30/360 (2)
Class B-2	6.00%	calendar month (1)	30/360 (2)

Non-Offered Certificates
Class B-3	6.00%	calendar month (1)	30/360 (2)
Class B-4	6.00%	calendar month (1)	30/360 (2)
Class B-5	6.00%	calendar month (1)	30/360 (2)

(1)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2)	Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(3)
The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will equal the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See “Description of the Certificates — Interest” in this free writing prospectus.

(4)	This class of certificates is a class of principal only certificates and will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-R, Class X and Class PO Certificates

Subordinated Certificates	Class M and Class B Certificates

Class A Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates	Class A-3 and Class X Certificates

Principal Only Certificates	Class PO Certificates

Offered Certificates	Class A, Class X, Class PO, Class M, Class B-1 and Class B-2 Certificates

Record Date

The last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on April 25, 2008, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of certificates is the distribution date in April 2038. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates are shown in the table beginning on page 7.

On each distribution date, to the extent funds are available, each interest-bearing class of senior and subordinated certificates will be entitled to receive:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

•	any interest that was not paid on prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

Allocation of Net Interest Shortfalls:

For any distribution date, the interest entitlement for each class of interest-bearing senior and subordinated certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all interest-bearing classes of senior and subordinated certificates, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the certificates in the order described below under “— Priority of Distributions Among Certificates”, interest will be distributed on each class of certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

•
in the case of scheduled principal collections, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates (other than the Class PO Certificates and notional amount certificates) to the aggregate class certificate balance of all senior and subordinated certificates, other than the Class PO Certificates; and

•
in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of senior and subordinated certificates entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise, during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans;

•
partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

•	the master servicing fee and additional servicing compensation due to the master servicer;

•	the trustee fee due to the trustee;

•	lender paid mortgage insurance premiums, if any;

•
the amounts in reimbursement for advances previously made, capitalized advances and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement; and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans will equal one-twelfth of the stated principal balance of that mortgage loan multiplied by the master servicing rate. The master servicing fee rate will be either 0.175% or 0.250% per annum. As of the cut-off date, the weighted average master servicing fee rate will be approximately 0.176% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates —Priority of Distributions Among Certificates” in this free writing prospectus.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

•	to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•	to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

•
to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	to the Class A-R Certificates, any remaining available amounts.

Principal

On each distribution date the non-PO formula principal amount will be distributed first as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(2) concurrently, to the Class A-1, Class A-2, Class A-4 and Class A-5 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

•	available funds remaining after distribution of interest on the interest-bearing senior certificates; and

•	a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), each restricted class will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

•
the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

•	the non-PO percentage of any realized losses will be allocated in the following order:

•
first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero,

•	second, to the Class A-1 Certificates, until its class certificate balance is reduced to zero, and

•
third, concurrently, to the Class A-2, Class A-4 and Class A-5 Certificates, pro rata, until their respective class certificate balances are reduced to zero; except that any losses that would otherwise be allocate to the Class A-4 Certificates will instead be allocated to the Class A-5 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of the senior and subordinated certificates (other than the notional amount certificates) exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under “— Allocation of Realized Losses.”

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO Deferred Amounts as described above under “— Allocation of Realized Losses.”

Additionally, as described above under “— Principal Payments,” the senior prepayment percentage (which determines the allocation of the principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates)) as a percentage of all the senior and subordinated certificates (other than the notional amount certificates and the Class PO Certificates) for at least the first nine years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers will be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more according to the MBA Method.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will be composed of multiple entities consisting of a trust beneath which are one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held in trust, and a single class of REMIC residual interest. The senior and subordinated certificates will represent beneficial ownership of one or more of the uncertificated Master REMIC regular interests held in trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The Class A Certificates (other than the Class A-1 and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The Class A, Class X, Class PO and Class M Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2008-1, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we sometimes use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-R, Class X and Class PO Certificates

Subordinated Certificates	Class M and Class B Certificates

Class A Certificates	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates	Class A-3 and Class X Certificates

Principal Only Certificates	Class PO Certificates

Offered Certificates	Class A, Class X, Class PO, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

Class	Type
Class A-1	Senior/Fixed Pass-Through Rate/Support

Class A-2	Senior/Fixed Pass-Through Rate/Super Senior

Class A-3	Senior/Fixed Pass-Through Rate/Notional Amount/Interest Only

Class A-4	Senior/Fixed Pass-Through Rate/Super Senior

Class A-5	Senior/Fixed Pass-Through Rate/Super Senior/Support

Class X	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only

Class PO	Senior/Principal Only

Class A-R	Senior/Fixed Pass-Through Rate/Residual

Subordinated Certificates	Subordinate/Fixed Pass-Through Rate

The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The senior certificates will have an initial aggregate class certificate balance of approximately $151,026,343 and will evidence in the aggregate an initial beneficial ownership interest of approximately 93.50% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	2.75%
Class B-1	1.25%
Class B-2	0.75%
Class B-3	0.65%
Class B-4	0.60%
Class B-5	0.50%

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as payments of principal,

•	the amount of Realized Losses allocated to the class, and

•
in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under “— Allocation of Realized Losses;”

provided, however, that the Class Certificate Balance of each class of senior and subordinated certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of senior or subordinated certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See “The Agreements - Realization Upon Defaulted Loans - Application of Liquidation Proceeds” in the prospectus.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of senior and subordinated certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

Notional Amount Certificates

The Class A-3 and Class X Certificates are notional amount certificates. The notional amount for the interest accrual period for any Distribution Date and:

•
the Class A-3 Certificates will equal the product of (i) the aggregate Class Certificate Balance of the Class A-2, Class A-4 and Class A-5 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00; and

•
the Class X Certificates will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

Book-Entry Certificates; Denominations

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates, which in the aggregate, will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities — Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the mortgage loans, including principal prepayments;

•
all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly income from any REO Property;

•	all Substitution Adjustment Amounts; and

•	all Advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from funds in the Certificate Account for the following purposes:

•	to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

•
to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

•
to reimburse each of the master servicer and the trustee for any nonrecoverable Advance including Capitalized Advances previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable Advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•
to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, (iv) satisfying any unpaid taxes or assessments on a mortgaged property and (v) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•
to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•	to withdraw an amount equal to the sum of (a) the Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

“Capitalized Advance” with respect to any mortgage loan means an Advance or Servicing Advance that was made after the closing date and added to the unpaid principal balance of that mortgage loan in connection with a modification of the related mortgage note.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “— Priority of Distributions Among Certificates” and may from time to time make withdrawals from funds in the Distribution Account:

•	to pay the trustee fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee / Master Servicer	• One-twelfth of the Stated Principal Balance of each mortgage loan multiplied by the applicable master servicing fee rate (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that mortgage loan	Monthly

	• Prepayment interest excess	Compensation	Interest paid by obligors with respect to certain prepayments on the mortgage loans	Monthly

	• All late payment fees, assumption fees and other similar charges including prepayment charges	Compensation	Payments made by obligors with respect to the mortgage loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account.	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding mortgage loans. (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Expenses

Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the mortgage loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each mortgage loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan (6)
Time to time

Capitalized Advances	Previously unreimbursed Advances and Servicing Advances.	Reimbursement of Expenses	Amounts on deposit in the Certificate Account. (7)	Time to time

Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (8)	Indemnification	Amounts on deposit on the Certificate Account.	Monthly

___________
(1)
If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See “The Agreements— Amendment” in the prospectus.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)
The master servicing fee rate for each mortgage loan will be either 0.175% or 0.250% per annum. The amount of the monthly master servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4)
“Excess Proceeds” with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each due period as to which interest was not paid or advanced on the mortgage loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)
Except in the case of Servicing Advances that are Capitalized Advances, reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7)	Reimbursement for Capitalized Advances will be from any funds on deposit in the Certificate Account.

(8)
Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under “— Certain Matters Regarding the Master Servicer, the Depositor and the Sellers.”

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2008 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order:

•	to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

•
to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under “Description of the Certificates — Principal” in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•
to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

•
to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under “Description of the Certificates — Interest” and “— Principal” in this free writing prospectus; and

•	any remaining available amounts, to the Class A-R Certificates.

“Available Funds” for any Distribution Date will equal the sum of:

•
all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any Advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any) and (b) any Subsequent Recoveries;

•
all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts, and Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date;

reduced by amounts in reimbursement for Advances previously made, Capitalized Advances and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

Class X Certificates

The pass-through rate of the Class X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.59300% per annum.

Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This “interest entitlement” for any interest-bearing class will be equal to the sum of:

•	interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

•
the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

The Class PO Certificates are principal only certificates and will not bear interest.

Allocation of Net Interest Shortfalls

The interest entitlement described above for each class of senior and subordinated certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls for that Distribution Date. With respect to any Distribution Date, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for the Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

With respect to any Distribution Date, a “net prepayment interest shortfall” is the amount by which the aggregate of the prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month’s interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “The Agreements — Certain Legal Aspects of the Loans — Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is the modification of the terms of a mortgage loan in the course of a borrower’s bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all interest-bearing classes of senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under “— Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each interest-bearing class of senior certificates, pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described above under “— Priority of Distributions Among Certificates” between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% (each a “Discount mortgage loan”) will be equal to the net mortgage rate divided by 6.00%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.00% (each a “Non-Discount mortgage loan”) will be 100%. The PO Percentage with respect to any Discount mortgage loan will equal (6.00% minus the net mortgage rate) divided by 6.00%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%. Solely for purposes of calculating the Non-PO Percentage and the PO Percentage of any modified mortgage loan, the net mortgage rate of that mortgage loan will be deemed to be the same as it was prior to the modification.

Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

The “Non-PO Formula Principal Amount” for any Distribution Date will equal the sum of:

(i)	the sum of the applicable Non-PO Percentage of,

(a)	all monthly payments of principal due on each mortgage loan on the related Due Date,

(b)
the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

(c)	the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to that Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

(e)
with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that mortgage loan, and

(f)	all partial and full principal prepayments by borrowers received during the related Prepayment Period, and

(ii)
(A)  any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date,

Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order:

(1)	tothe Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

(2)	concurrently, to the Class A-1, Class A-2, Class A-4 and Class A-5 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

The capitalized terms used herein have the following meanings:

“Due Date” means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

“Prepayment Period” means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from March 1, 2008) through the fifteenth day of the calendar month in which the Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of

•
the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

•	for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of

•	the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

•	the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

•	the sum of

•
the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

•	the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date.

If on any Distribution Date the allocation to the class or classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

“Stated Principal Balance” means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period but after adjustment to reflect a Capitalized Advance or other loan modification), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

The “pool principal balance” equals the aggregate Stated Principal Balance of the mortgage loans.

“Deficient Valuation” means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “Senior Percentage” for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of senior and subordinated certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date.

The “Subordinated Percentage” for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

The “Senior Prepayment Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The “Subordinated Prepayment Percentage” as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the Senior Percentage for the Distribution Date;

 provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, then the Senior Prepayment Percentage for the Distribution Date will equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

•
the outstanding principal balance of all mortgage loans that, without duplication, are either (x) delinquent 60 days or more according to the MBA Method (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period) or (y) have had their related mortgage note modified during the immediately preceding twelve calendar months other than mortgage loans that were purchased from the issuing entity by a seller or the master servicer or mortgage loans that were modified prior to the closing date, as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

•	cumulative Realized Losses on the mortgage loans do not exceed:

•	commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

•
commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

For purposes of calculating the delinquency rate, delinquencies with respect to the mortgage loans will be recognized in accordance with the MBA Method.

Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of subordinated certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of senior and subordinated certificates (other than the notional amount certificates) immediately prior to that Distribution Date.

On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

	Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	93.50%	6.50%	N/A
Class M	2.75%	3.75%	6.50%
Class B-1	1.25%	2.50%	3.75%
Class B-2	0.75%	1.75%	2.50%
Class B-3	0.65%	1.10%	1.75%
Class B-4	0.60%	0.50%	1.10%
Class B-5	0.50%	0.00%	0.50%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for any Distribution Date will equal:

•	the sum of

•
the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

•
for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

•
the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

•	the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

•	reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

•	Available Funds remaining after distribution of interest on the interest-bearing senior certificates, and

•	a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

The “PO Formula Principal Amount” for any Distribution Date will equal the sum of:

•	the sum of the applicable PO Percentage of

•	all monthly payments of principal due on each mortgage loan on the related Due Date,

•
the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted mortgage loan received for that Distribution Date,

•
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

•
for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

•	all partial and full principal prepayments by borrowers received during the related prepayment period, and

•
with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Realized Losses

On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

•
first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero;

•	second, to the Class A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

•
third, concurrently, to the Class A-2, Class A-4 and Class A-5 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero, except that any losses that would otherwise be allocated to the Class A-4 Certificates will instead be allocated to the Class A-5 Certificates, until its Class Certificate Balance is reduced to zero.

For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, without duplication, (w) for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan, (x) for a mortgage loan that has been the subject of a Deficient Valuation, the difference between the principal balance of the mortgage loan outstanding immediately prior to such Deficient Valuation and the principal balance of the mortgage loan as reduced by the Deficient Valuation, (y) for a mortgage loan that has been the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related scheduled payment has been reduced and (z) for a mortgage loan that has been the subject of a modification that resulted in a permanent reduction in its principal balance or forgiveness of any accrued and unpaid interest, the amount of that reduction and/or forgiveness.

A “Liquidated Mortgage Loan” is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

Annex A

The Mortgage Pool

The following information sets forth certain characteristics of the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value. The FICO Credit Scores referenced in this Annex A with respect to substantially all of the mortgage loans were obtained from one or more credit reporting agencies in connection with the origination of such mortgage loan.

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.250	1	$579,334.72	0.36%	579,334.72	359	699	49.79
5.500	1	670,817.89	0.42	670,817.89	358	683	80.00
5.625	2	635,183.75	0.39	317,591.88	358	750	83.05
5.750	7	4,446,570.97	2.75	635,224.42	358	763	78.24
5.875	2	1,337,873.56	0.83	668,936.78	355	755	59.10
6.000	5	1,828,385.59	1.13	365,677.12	357	754	76.36
6.125	4	2,844,490.94	1.76	711,122.74	358	755	71.13
6.250	20	12,915,129.16	8.00	645,756.46	355	758	76.11
6.375	28	21,182,150.60	13.11	756,505.38	353	745	65.64
6.500	39	25,452,496.26	15.76	652,628.11	357	758	70.30
6.625	32	23,206,262.80	14.37	725,195.71	357	753	73.06
6.750	23	14,928,967.99	9.24	649,085.56	358	750	69.86
6.875	24	15,999,735.50	9.91	666,655.65	358	736	71.51
7.000	15	9,251,059.28	5.73	616,737.29	358	752	65.15
7.125	5	3,984,302.21	2.47	796,860.44	350	709	70.48
7.250	3	2,210,838.95	1.37	736,946.32	355	736	78.91
7.375	3	1,883,058.80	1.17	627,686.27	359	752	80.00
7.500	8	4,341,005.03	2.69	542,625.63	357	737	68.92
7.625	7	4,419,898.52	2.74	631,414.07	356	744	70.32
7.750	5	3,108,021.73	1.92	621,604.35	356	729	69.04
7.875	5	2,496,424.97	1.55	499,284.99	359	700	78.67
7.999	1	649,736.74	0.40	649,736.74	354	745	80.00
8.250	3	1,933,275.82	1.20	644,425.27	357	736	74.10
8.750	1	486,120.16	0.30	486,120.16	359	672	95.00
9.375	1	194,651.65	0.12	194,651.65	359	690	95.00
9.500	1	539,734.39	0.33	539,734.39	359	664	90.00
Total	246	$161,525,527.98	100.00%

(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans (net of such premiums) was approximately 6.706% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans was approximately 6.713% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50,000.01 - 100,000.00	3	$236,155.22	0.15%	78,718.41	6.673	348	727	63.35
100,000.01 - 150,000.00	4	499,303.46	0.31	124,825.87	7.163	359	741	88.44
150,000.01 - 200,000.00	3	539,054.37	0.33	179,684.79	7.740	359	720	94.17
250,000.01 - 300,000.00	1	269,054.00	0.17	269,054.00	6.500	359	731	94.49
350,000.01 - 400,000.00	1	367,463.51	0.23	367,463.51	6.500	359	784	93.11
400,000.01 - 450,000.00	10	4,363,710.49	2.70	436,371.05	7.055	356	731	72.43
450,000.01 - 500,000.00	30	14,464,250.04	8.95	482,141.67	6.744	356	748	78.25
500,000.01 - 550,000.00	25	13,121,985.90	8.12	524,879.44	6.727	355	751	77.47
550,000.01 - 600,000.00	42	24,192,336.76	14.98	576,008.02	6.697	356	744	72.33
600,000.01 - 650,000.00	40	25,093,167.31	15.54	627,329.18	6.710	358	751	74.76
650,000.01 - 700,000.00	26	17,617,064.13	10.91	677,579.39	6.680	358	746	73.82
700,000.01 - 750,000.00	7	5,100,430.43	3.16	728,632.92	6.839	356	765	69.41
750,000.01 - 1,000,000.00	37	32,449,171.63	20.09	877,004.64	6.694	356	742	69.55
1,000,000.01 - 1,500,000.00	15	18,816,119.94	11.65	1,254,408.00	6.591	358	754	57.92
1,500,000.01 - 2,000,000.00	1	1,898,323.67	1.18	1,898,323.67	6.625	359	673	59.38
2,000,000.01 and Above	1	2,497,937.12	1.55	2,497,937.12	7.000	358	779	45.45
Total	246	$161,525,527.98	100.00%

(1)	As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans was approximately $656,608.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
640 - 659	2	$1,342,103.60	0.83%	671,051.80	7.090	359	644	74.29
660 - 679	11	7,709,179.20	4.77	700,834.47	7.134	358	671	75.17
680 - 699	19	11,262,994.11	6.97	592,789.16	6.685	347	692	68.69
700 - 719	40	25,222,331.74	15.62	630,558.29	6.819	358	710	73.77
720 and Above	174	115,988,919.33	71.81	666,602.98	6.660	357	767	70.47
Total	246	$161,525,527.98	100.00%

(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans was approximately 747.

Documentation Programs

Type of Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	158	$103,044,522.68	63.79%	652,180.52	6.615	356	744	71.99
Reduced	6	6,793,836.64	4.21	1,132,306.11	6.863	358	751	54.67
Preferred	82	51,687,168.66	32.00	630,331.33	6.889	358	752	71.54
Total	246	$161,525,527.98	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	20	$16,524,673.67	10.23%	826,233.68	6.634	357	756	44.76
50.01 - 55.00	5	5,335,556.30	3.30	1,067,111.26	6.753	357	745	52.70
55.01 - 60.00	17	13,838,074.78	8.57	814,004.40	6.678	357	737	58.13
60.01 - 65.00	16	13,010,951.80	8.06	813,184.49	6.901	358	748	62.90
65.01 - 70.00	15	10,632,691.98	6.58	708,846.13	6.509	350	730	68.66
70.01 - 75.00	31	21,061,281.91	13.04	679,396.19	6.585	359	754	74.00
75.01 - 80.00	120	72,288,952.74	44.75	602,407.94	6.713	356	749	79.51
80.01 - 85.00	1	130,995.17	0.08	130,995.17	7.125	359	762	84.58
85.01 - 90.00	10	5,242,451.54	3.25	524,245.15	7.048	357	725	89.49
90.01 - 95.00	11	3,459,898.09	2.14	314,536.19	7.340	358	743	94.57
Total	246	$161,525,527.98	100.00%

(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans was approximately 71.12%.
(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	17	$14,771,308.80	9.14%	868,900.52	6.724	357	762	44.54
50.01 - 55.00	6	5,910,128.86	3.66	985,021.48	6.668	356	743	51.91
55.01 - 60.00	17	13,439,505.23	8.32	790,559.13	6.711	357	734	57.52
60.01 - 65.00	14	10,193,408.47	6.31	728,100.61	6.946	358	748	63.31
65.01 - 70.00	15	10,841,053.12	6.71	722,736.87	6.556	350	733	67.47
70.01 - 75.00	29	21,418,664.64	13.26	738,574.64	6.609	359	752	72.89
75.01 - 80.00	94	56,622,453.41	35.05	602,366.53	6.663	356	748	78.97
80.01 - 85.00	5	2,578,012.33	1.60	515,602.47	6.236	358	735	72.48
85.01 - 90.00	28	16,442,767.59	10.18	587,241.70	6.828	357	748	82.61
90.01 - 95.00	19	8,240,644.27	5.10	433,718.12	7.027	357	744	86.10
95.01 - 100.00	2	1,067,581.26	0.66	533,790.63	7.902	349	735	80.00
Total	246	$161,525,527.98	100.00%

(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans was approximately 73.04%.
(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Arizona	7	$4,573,236.75	2.83%	653,319.54	6.711	359	740	75.64
California	111	73,156,756.64	45.29	659,069.88	6.499	357	757	72.84
Colorado	8	5,252,608.89	3.25	656,576.11	6.855	359	734	70.92
Florida	11	7,911,982.50	4.90	719,271.14	6.717	358	755	70.10
New Jersey	8	7,051,578.21	4.37	881,447.28	6.978	357	736	67.71
New York	20	16,503,400.28	10.22	825,170.01	6.898	359	734	66.35
Texas	17	10,409,106.50	6.44	612,300.38	7.043	356	738	67.23
Washington	8	4,845,557.53	3.00	605,694.69	6.607	357	730	72.81
Other (less than 2%)	56	31,821,300.68	19.70	568,237.51	6.934	354	741	71.02
Total	246	$161,525,527.98	100.00%

(1)
The Other row in the preceding table includes 23 other states with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.546% of the mortgage loans were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	135	$87,568,438.50	54.21%	648,655.10	6.648	357	753	74.59
Refinance (Rate/Term)	61	41,134,286.30	25.47	674,332.56	6.743	353	749	68.18
Refinance (Cash-Out)	50	32,822,803.18	20.32	656,456.06	6.848	358	729	65.53
Total	246	$161,525,527.98	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Low-rise Condominium	26	$14,074,051.08	8.71%	541,309.66	6.482	358	771	73.81
High-rise Condominium	5	3,493,840.06	2.16	698,768.01	6.820	358	750	77.65
Single Family Residence	134	88,638,442.43	54.88	661,480.91	6.798	356	745	69.09
2-4 Family Residence	4	2,158,854.67	1.34	539,713.67	6.846	359	726	79.81
Planned Unit Development	76	52,168,439.74	32.30	686,426.84	6.625	357	746	73.06
Co-op	1	991,900.00	0.61	991,900.00	6.375	359	697	70.00
Total	246	$161,525,527.98	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	216	$143,590,610.91	88.90%	664,771.35	6.739	356	746	71.32
Investment Property	5	1,831,816.81	1.13	366,363.36	6.622	359	733	57.95
Secondary Residence	25	16,103,100.26	9.97	644,124.01	6.492	356	756	70.79
Total	246	$161,525,527.98	100.00%

(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Term to Maturity (Months)
360	30	$19,256,026.00	11.92%	641,867.53	6.760	752	69.95	360
359	75	49,613,006.65	30.72	661,506.76	6.764	735	71.06	360
358	65	46,006,748.49	28.48	707,796.13	6.578	750	70.48	360
357	20	13,220,904.77	8.19	661,045.24	6.667	750	66.36	360
356	8	5,381,923.91	3.33	672,740.49	6.693	776	70.37	360
355	5	3,720,062.60	2.30	744,012.52	6.786	738	70.84	360
354	16	8,736,273.41	5.41	546,017.09	7.277	752	82.26	360
353	12	6,890,348.62	4.27	574,195.72	6.599	773	79.95	360
352	5	3,475,548.93	2.15	695,109.79	6.605	749	69.95	360
351	2	1,196,244.80	0.74	598,122.40	6.590	763	63.01	360
349	1	680,319.55	0.42	680,319.55	6.500	769	57.31	360
347	1	469,094.85	0.29	469,094.85	6.375	697	55.88	360
341	1	417,844.52	0.26	417,844.52	7.750	719	80.00	360
333	1	496,046.95	0.31	496,046.95	6.375	746	49.76	360
328	1	77,243.76	0.05	77,243.76	6.000	738	29.09	360
302	1	505,795.65	0.31	505,795.65	7.125	694	77.64	360
284	1	590,756.95	0.37	590,756.95	6.250	802	80.00	360
238	1	791,337.57	0.49	791,337.57	6.375	686	66.25	240
Total	246	$161,525,527.98	100.00%

(1)	As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans was approximately 356 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	193	$120,873,542.90	74.83%	626,287.79	6.722	356	746	71.61
120	53	40,651,985.08	25.17	767,018.59	6.686	357	750	69.65
Total	246	$161,525,527.98	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	235	$154,305,826.35	95.53%	656,620.54	6.718	356	747	71.17
60	11	7,219,701.63	4.47	656,336.51	6.597	358	750	69.99
Total	246	$161,525,527.98	100.00%

                                            Free Writing Prospectus
                                            As filed pursuant to Rule 433
                                            Registrantion File Number 333-140958

       LoanNum       Zip       CurrentSchBal          PIAmt       CHLStateCd       ApprslAmt        PurchaseAmt        LoanAmt      NoteRate       LPMI     UnitsCnt   State         LTV        RemainingTerm       AmortTerm     MaturityDt        FirstPmtDueDt           MtgDt        LoanFICOScore    FinType     DocType          OccType   RefiCashOutFlag           PropType   PropTypeDesc                  PayoffPenaltyFlag       IntOnlyFlagBit            PayoffPenaltyWinMonths        IntOnlyTermMon       CLTV
     174112291     98199           732538.41        4824.49               48         1300000                  0         734400         6.875          0            1   WA          56.49                  357             360      12/1/2037             1/1/2008      11/15/2007                  686    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0      56.49
     181809834     11968          1311342.01        8404.08               33         1750000                  0        1312500         6.625          0            1   NY             75                  359             360       2/1/2038             3/1/2008        1/9/2008                  766    R           Preferred              1   Y                               10   Single Family                 N                       N                                              0                     0         75
     187929583     44281           111945.21          812.8               36          118000                  0         112100         7.875          0            1   OH             95                  358             360       1/1/2038             2/1/2008        1/3/2008                  719    R           Preferred              1   Y                               10   Single Family                 N                       N                                              0                     0         95
     188634853     61533           130995.17         883.24               14          155000                  0         131100         7.125       0.25            1   IL          84.58                  359             360       2/1/2038             3/1/2008       1/26/2008                  762    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      84.58
     188258876     27837            63947.33         425.79               34           80000                  0          64000             7          0            1   NC             80                  359             360       2/1/2038             3/1/2008       1/29/2008                  721    R           Full                   2   Y                               10   Single Family                 N                       N                                              0                     0         80
     172991914     78204           516888.97        3416.02               44          650000                  0         520000         6.875          0            1   TX             80                  353             360       8/1/2037             9/1/2007       7/20/2007                  716    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0         80
     188633210     60096           194651.65        1619.83               14          205000                  0         194750         9.375          0            2   IL             95                  359             360       2/1/2038             3/1/2008       1/18/2008                  690    R           Preferred              1   N                               25   2-4 Family                    N                       N                                              0                     0         95
     175169397     19468              448000        3365.67               39          750000                  0         448000          8.25          0            1   PA          59.73                  360             360       3/1/2038             4/1/2008        2/5/2008                  709    R           Preferred              1   Y                               10   Single Family                 N                       N                                              0                     0      59.73
     175945574     12309              269054        1702.14               33          285000                  0      269297.45           6.5          0            1   NY          94.49                  359             360       2/1/2038             3/1/2008       7/24/2007                  731    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      94.49
     175033556     11795              540000        3915.37               33          700000             700000         540000         7.875          0            1   NY          77.14                  360             360       3/1/2038             4/1/2008        2/7/2008                  775    P           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      77.14
     187756486     78133           584565.85         4090.4               44         1500000                  0         585000           7.5          0            1   TX             39                  359             360       2/1/2038             3/1/2008       1/17/2008                  720    R           Preferred              1   Y                               10   Single Family                 N                       N                                              0                     0         39
     181783805     55311              445000        2849.38               24          560000             556333         445000         6.625          0            1   MN          79.99                  360             360       3/1/2038             4/1/2008       2/12/2008                  790    P           Preferred              1   N                               35   PUD                           N                       N                                              0                     0      79.99
     189106943     55044              562500        3695.22               24          625000                  0         562500         6.875        0.5            1   MN             90                  360             360       3/1/2038             4/1/2008       2/12/2008                  731    R           Alt                    1   Y                               10   Single Family                 N                       N                                              0                     0         90
     188847457     91709              618750        3860.19                5          825000             825000         618750         6.375          0            1   CA             75                  360             360       3/1/2038             4/1/2008        2/5/2008                  776    P           Preferred              1   N                               35   PUD                           N                       N                                              0                     0         75
     187388522     91202              601000        3898.07                5          850000             850000         601000          6.75          0            1   CA          70.71                  360             360       3/1/2038             4/1/2008       2/15/2008                  775    P           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0      70.71
     175101156     38002           825941.69        6212.97               43         1070000                  0         827000          8.25          0            1   TN          77.29                  358             360       1/1/2038             2/1/2008      12/31/2007                  746    R           Preferred              1   N                               35   PUD                           N                       N                                              0                     0      77.29
     187697329     11420           539734.39        4540.61               33          600000             600000         540000           9.5          0            1   NY             90                  359             360       2/1/2038             3/1/2008       1/11/2008                  664    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         90
     175112318     84117           115831.55         821.04               45          145000             145000         116000         7.625          0            1   UT             80                  358             360       1/1/2038             2/1/2008        1/2/2008                  774    P           Full                   2   N                               20   Condominium                   N                       N                                              0                     0         80
     170519081     92127           649121.49        4322.16                5          813500             813084         649654             7          0            1   CA           79.9                  359             360       2/1/2038             3/1/2008        1/9/2008                  749    P           Preferred              1   N                               35   PUD                           N                       N                                              0                     0       79.9
     187342102     10590           543531.63        3528.37               33          680000                  0         544000          6.75          0            1   NY             80                  359             360       2/1/2038             3/1/2008       1/22/2008                  711    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0         80
     182503537     30040           437761.11        2880.63               11          550000                  0         438500         6.875          0            1   GA          79.73                  358             360       1/1/2038             2/1/2008       12/3/2007                  734    R           Alt                    1   Y                               35   PUD                           N                       N                                              0                     0      79.73
     153661781     60068           537332.23        3402.47               14          675000                  0      538308.13           6.5          0            1   IL          79.75                  358             360       1/1/2038             2/1/2008      12/22/2006                  792    R           Full                   1   N                               10   Single Family                 N                       N                                              0                     0      79.75
     145632176      7417          1033490.06        7325.61               31         2100000                  0        1034993         7.625          0            1   NJ          49.29                  358             360       1/1/2038             2/1/2008      10/18/2006                  740    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      49.29
     171027490     16046           616255.31        3751.74               39          772000                  0      617458.63         6.125          0            1   PA          79.98                  358             360       1/1/2038             2/1/2008       6/21/2007                  700    R           Alt                    1   N                               35   PUD                           N                       N                                              0                     0      79.98
     181512026     91326           636424.15        4026.27                5          800000                  0         637000           6.5          0            1   CA          79.63                  359             360       2/1/2038             3/1/2008       1/10/2008                  716    R           Alt                    1   N                               35   PUD                           N                       N                                              0                     0      79.63
     167546648     55042           648779.78        4055.07               24         1125000                  0         649987         6.375          0            1   MN          57.78                  358             360       1/1/2038             2/1/2008       4/30/2007                  802    R           Preferred              1   N                               35   PUD                           N                       N                                              0                     0      57.78
     181487375     92123           654337.16        4309.45                5          820000                  0         656000         6.875          0            1   CA             80                  357             360      12/1/2037             1/1/2008       11/6/2007                  719    R           Alt                    1   Y                               35   PUD                           N                       N                                              0                     0         80
     182009341     98229           684786.18        4392.53               48          860000                  0         686000         6.625          0            1   WA          79.77                  358             360       1/1/2038             2/1/2008      12/14/2007                  742    R           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0      79.77
     142100448     35173           426595.95        2807.16                1          550000                  0         427316         6.875          0            1   AL          77.69                  358             360       1/1/2038             2/1/2008        9/8/2006                  749    R           Alt                    1   N                               35   PUD                           N                       N                                              0                     0      77.69
     189500754     60448           493784.81        3246.54               14          565000                  0         494200         6.875          0            1   IL          87.47                  359             360       2/1/2038             3/1/2008        2/6/2008                  748    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      87.47
     157932479     98346           627245.06         3968.2               48          886000                  0      627812.61           6.5          0            1   WA          70.86                  359             360       2/1/2038             3/1/2008       2/14/2007                  784    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      70.86
     187706607     92130           563537.97        3295.55                5          706000             705900         564720          5.75          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/24/2007                  783    P           Alt                    1   N                               35   PUD                           N                       N                                              0                     0         80
     152893233     77433           644681.06        4199.67               44          820000                  0         647500          6.75          0            1   TX          78.96                  355             360      10/1/2037            11/1/2007       9/27/2007                  790    R           Preferred              1   N                               35   PUD                           N                       N                                              0                     0      78.96
     186608839     10019              904000        5639.78               33         1156000            1130000         904000         6.375          0            1   NY             80                  360             360       3/1/2038             4/1/2008        2/7/2008                  786    P           Full                   3   N                               20   Condominium                   N                       N                                              0                     0         80
     189382951     93012              604000        3917.53                5          755000             755000         604000          6.75          0            1   CA             80                  360             360       3/1/2038             4/1/2008       2/14/2008                  741    P           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0         80
     181214944     54235           469094.85        2963.38               50          850000                  0         475000         6.375          0            1   WI          55.88                  347             360       2/1/2037             3/1/2007        2/1/2007                  697    R           Full                   3   N                               10   Single Family                 N                       N                                              0                     0      55.88
     190028449     91364              950000        5926.76                5         1950000            1950000         950000         6.375          0            1   CA          48.72                  360             360       3/1/2038             4/1/2008       2/13/2008                  709    P           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      48.72
     164568829     92620           514103.59        3180.67                5          646000             645725         516580          6.25          0            1   CA             80                  355             360      10/1/2037            11/1/2007       9/14/2007                  775    P           Preferred              1   N                               20   Condominium                   N                       N                                              0                     0         80
     187386947     92618           952565.53        6110.19                5         1275000            1272339         954254         6.625          0            1   CA             75                  358             360       1/1/2038             2/1/2008      12/12/2007                  730    P           Full                   1   N                               35   PUD                           N                       N                                              0                     0         75
     181260078     92653          1247678.36        7798.37                5         2350000                  0        1250000         6.375          0            1   CA          53.19                  358             360       1/1/2038             2/1/2008      12/11/2007                  769    R           Full                   1   N                               35   PUD                           N                       N                                              0                     0      53.19
     174583110     39465           449260.13        2993.86               25          920000                  0         450000             7          0            1   MS          48.91                  358             360       1/1/2038             2/1/2008      12/13/2007                  773    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0      48.91
     179696702     90503           556994.36        3585.74                5          700000             700000         560000         6.625          0            1   CA             80                  354             360       9/1/2037            10/1/2007       8/13/2007                  740    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         80
     186953175     95125          1072005.25        6700.36                5         1800000                  0        1074000         6.375          0            1   CA          59.67                  358             360       1/1/2038             2/1/2008       12/6/2007                  778    R           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0      59.67
     171028890     13440           367463.51        2324.72               33          395000                  0         367796           6.5          0            1   NY          93.11                  359             360       2/1/2038             3/1/2008        7/3/2007                  784    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      93.11
     186764739     92606            558959.9        3493.67                5          736000             700000         560000         6.375          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/13/2007                  750    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         80
     179578855     92008           702781.54        4475.04                5          910000             885000         708000           6.5          0            1   CA             80                  352             360       7/1/2037             8/1/2007       6/11/2007                  798    P           Full                   1   N                               35   PUD                           N                       N                                              0                     0         80
     188122761     80550           486120.16        3826.51                6          520000             512000         486400          8.75          0            1   CO             95                  359             360       2/1/2038             3/1/2008       1/18/2008                  672    P           Alt                    1   N                               35   PUD                           N                       N                                              0                     0         95
     165061626     86351           614559.33        3787.54                3          775000                  0         615143          6.25          0            1   AZ          79.37                  359             360       2/1/2038             3/1/2008        4/6/2007                  787    R           Alt                    3   N                               35   PUD                           N                       N                                              0                     0      79.37
     188283419     28673              575000        3634.39               34          775000             775000         575000           6.5          0            1   NC          74.19                  360             360       3/1/2038             4/1/2008       2/20/2008                  797    P           Alt                    3   N                               10   Single Family                 N                       N                                              0                     0      74.19
     171576484     92084           479586.73        3113.27                5          750000             750000         480000          6.75          0            1   CA             64                  359             360       2/1/2038             3/1/2008       1/23/2008                  756    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         64
     182254445     94044           574351.85        3546.53                5          720000             720000         576000          6.25          0            1   CA             80                  357             360      12/1/2037             1/1/2008      11/14/2007                  791    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         80
     181329777     93601            486039.2        3408.67                5          650000                  0         487500           7.5          0            1   CA             75                  356             360      11/1/2037            12/1/2007      10/22/2007                  813    R           Preferred              1   Y                               10   Single Family                 N                       N                                              0                     0         75
     173936365     90703           657889.55        4329.16                5          840000                  0         659000         6.875          0            1   CA          78.45                  358             360       1/1/2038             2/1/2008       12/5/2007                  701    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0      78.45
     174276391     92009           452868.64        2723.35                5          575000             567790         454232             6          0            1   CA             80                  357             360      12/1/2037             1/1/2008      11/21/2007                  792    P           Full                   3   N                               20   Condominium                   N                       N                                              0                     0         80
     182275261      1950            577975.5         3707.4               22          760000                  0         579000         6.625          0            1   MA          76.18                  358             360       1/1/2038             2/1/2008      12/26/2007                  736    R           Alt                    1   N                               20   Condominium                   N                       N                                              0                     0      76.18
     188582012     94123              780000        4930.13                5         1040000                  0         780000           6.5          0            1   CA             75                  360             360       3/1/2038             4/1/2008        2/1/2008                  757    R           Full                   3   Y                               20   Condominium                   N                       N                                              0                     0         75
     181314035     23139           607609.51        3843.98               47          832000           810881.1         608160           6.5          0            1   VA             75                  359             360       2/1/2038             3/1/2008       1/18/2008                  732    P           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0         75
     180159752     93962           514534.43        3255.15                5          715000             715000         515000           6.5          0            1   CA          72.03                  359             360       2/1/2038             3/1/2008        1/8/2008                  798    P           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      72.03
     168696173     21788           648820.95        4158.14               21          825000                  0      649393.89         6.625          0            1   MD          78.71                  359             360       2/1/2038             3/1/2008       6/20/2007                  669    R           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0      78.71
     178885203      7626           483574.65        3233.37               31          600000             540000         486000             7          0            1   NJ             90                  354             360       9/1/2037            10/1/2007       8/31/2007                  708    P           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0         90
     187762488     91362          1498643.98        9481.02                5         3000000            2949000        1500000           6.5          0            1   CA          50.86                  359             360       2/1/2038             3/1/2008      12/26/2007                  756    P           Alt                    1   N                               35   PUD                           N                       N                                              0                     0      50.86
     187918982     84108              750000        4740.51               45         1755215            1755215         750000           6.5          0            1   UT          42.73                  360             360       3/1/2038             4/1/2008       2/11/2008                  791    P           Preferred              1   N                               35   PUD                           N                       N                                              0                     0      42.73
     181643427     11369           543508.22        3438.45               33          740000             680000         544000           6.5          0            2   NY             80                  359             360       2/1/2038             3/1/2008       1/14/2008                  791    P           Preferred              1   N                               25   2-4 Family                    N                       N                                              0                     0         80
     169208755     95133           499951.35         2923.7                5          689000             688563         501000          5.75          0            1   CA          72.76                  358             360       1/1/2038             2/1/2008      12/11/2007                  808    P           Preferred              1   N                               20   Condominium                   N                       N                                              0                     0      72.76
     128519638     83452           798684.67        5322.42               13         1400000                  0         800000             7          0            1   ID          57.14                  358             360       1/1/2038             2/1/2008       12/4/2007                  780    R           Full                   1   N                               10   Single Family                 N                       N                                              0                     0      57.14
     187551429     93111           998230.57        6403.11                5         1700000                  0        1000000         6.625          0            1   CA          58.82                  358             360       1/1/2038             2/1/2008      12/20/2007                  728    R           Full                   1   N                               10   Single Family                 N                       N                                              0                     0      58.82
     187245725     33156           579449.67        3571.16               10          850000                  0         580000          6.25          0            1   FL          68.24                  359             360       2/1/2038             3/1/2008       1/21/2008                  797    R           Alt                    1   Y                               10   Single Family                 Y                       N                                             60                     0      68.24
     187981442     30349            575603.6         4176.4               11          720000                  0         576000         7.875          0            1   GA             80                  359             360       2/1/2038             3/1/2008       1/25/2008                  643    R           Full                   1   Y                               35   PUD                           N                       N                                              0                     0         80
     175694456     77469            575603.6         4176.4               44          720000                  0         576000         7.875          0            1   TX             80                  359             360       2/1/2038             3/1/2008       1/31/2008                  713    R           Preferred              1   N                               35   PUD                           N                       N                                              0                     0         80
     188655336     10576              650000        4656.68               33         1050000                  0         650000          7.75          0            1   NY           61.9                  360             360       3/1/2038             4/1/2008        2/6/2008                  716    R           Preferred              1   Y                               10   Single Family                 N                       N                                              0                     0       61.9
     187081313     95125           677170.11        4287.95                5          850000             848000         678400           6.5          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/12/2007                  803    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         80
     181127012     10533          1898323.67       12165.91               33         3200000            3200000        1900000         6.625          0            1   NY          59.38                  359             360       2/1/2038             3/1/2008       1/25/2008                  673    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0      59.38
     188468657     59715            999073.8         6238.7               27         2000000            2000000        1000000         6.375          0            1   MT             50                  359             360       2/1/2038             3/1/2008       1/16/2008                  769    P           Alt                    2   N                               10   Single Family                 N                       N                                              0                     0         50
     189310593     33132            999073.8         6238.7               10         2200000            2200000        1000000         6.375          0            1   FL          45.45                  359             360       2/1/2038             3/1/2008       1/31/2008                  802    P           Preferred              1   N                               20   Condominium                   Y                       N                                             60                     0      45.45
     181424417     92618            610835.6        3768.19                5          795000             794630         612000          6.25          0            1   CA          77.02                  358             360       1/1/2038             2/1/2008       12/3/2007                  793    P           Alt                    1   N                               20   Condominium                   N                       N                                              0                     0      77.02
     187178442     93013           756248.32        4909.24                5          975000             946125         756900          6.75          0            1   CA             80                  359             360       2/1/2038             3/1/2008        1/3/2008                  786    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         80
     181824291     92262              877500        5618.73                5         1350000            1350000         877500         6.625          0            1   CA             65                  360             360       3/1/2038             4/1/2008        2/8/2008                  798    P           Full                   3   N                               10   Single Family                 N                       N                                              0                     0         65
     166486244     95133           493047.92        3078.83                5          652000             616882         493505         6.375          0            1   CA             80                  359             360       2/1/2038             3/1/2008       1/15/2008                  784    P           Alt                    1   N                               20   Condominium                   N                       N                                              0                     0         80
     187929655     85224           693272.56        5030.17                3          925000                  0         693750         7.875          0            1   AZ             75                  359             360       2/1/2038             3/1/2008       1/17/2008                  674    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0         75
     179263741     75214           582968.24         3794.3               44          900000                  0         585000          6.75          0            1   TX             65                  356             360      11/1/2037            12/1/2007      10/26/2007                  771    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0         65
     174088168     87114            930350.9         5967.7               32         1200000                  0         932000         6.625          0            1   NM          77.67                  358             360       1/1/2038             2/1/2008       12/7/2007                  715    R           Full                   1   N                               35   PUD                           N                       N                                              0                     0      77.67
     181605519     91306           513940.21         3173.5                5          700000                  0         515415          6.25          0            1   CA          73.63                  357             360      12/1/2037             1/1/2008      11/23/2007                  697    R           Alt                    1   Y                               10   Single Family                 N                       N                                              0                     0      73.63
     188200936     91381           599483.41        3891.59                5          770000                  0         600000          6.75          0            1   CA          77.92                  359             360       2/1/2038             3/1/2008        1/9/2008                  720    R           Preferred              1   N                               35   PUD                           Y                       N                                             60                     0      77.92
     170590017     45243              600000        3891.59               36         1800000                  0         600000          6.75          0            1   OH          33.33                  360             360       3/1/2038             4/1/2008       2/14/2008                  708    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0      33.33
     186625937     94526           598441.49        3891.59                5         1030000            1030000         600000          6.75          0            1   CA          58.25                  357             360      12/1/2037             1/1/2008      11/23/2007                  719    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0      58.25
     174295642     92346           628801.35        3879.02                5          915000             902331         630000          6.25          0            1   CA          69.82                  358             360       1/1/2038             2/1/2008      12/12/2007                  758    P           Preferred              1   N                               35   PUD                           N                       N                                              0                     0      69.82
     187297161     94517           844254.47        5410.63                5         1200000                  0         845000         6.625          0            1   CA          70.42                  359             360       2/1/2038             3/1/2008       1/25/2008                  716    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0      70.42
     187374567     92064           653783.45        4086.35                5          830000             830000         655000         6.375          0            1   CA          78.92                  358             360       1/1/2038             2/1/2008      12/17/2007                  711    P           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0      78.92
     175008153     22102           939266.71        6412.46               47         1450000            1175000         940000          7.25          0            1   VA             80                  359             360       2/1/2038             3/1/2008        1/4/2008                  715    P           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0         80
     179696494     91326           622466.71        4010.91                5          800000             783000         626400         6.625          0            1   CA             80                  353             360       8/1/2037             9/1/2007       7/24/2007                  723    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         80
     174390125     92009           424950.65         2485.1                5          570000             567790         425842          5.75          0            1   CA             75                  358             360       1/1/2038             2/1/2008       12/7/2007                  741    P           Full                   3   N                               20   Condominium                   N                       N                                              0                     0         75
     164568909     92673           946536.71        6004.65                5         1553000            1552453         950000           6.5          0            1   CA          61.19                  356             360      11/1/2037            12/1/2007      10/12/2007                  801    P           Preferred              1   N                               35   PUD                           N                       N                                              0                     0      61.19
     169380876     98188           569117.18        3647.34               48          725000                  0      569619.74         6.625          0            1   WA          78.57                  359             360       2/1/2038             3/1/2008       6/13/2007                  713    R           Red                    1   N                               10   Single Family                 N                       N                                              0                     0      78.57
     188866904     90266           974180.88        6405.06                5         1800000            1300000         975000         6.875          0            1   CA             75                  359             360       2/1/2038             3/1/2008       1/16/2008                  767    P           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0         75
     189321182     21401              650000        4270.04               21         1375000                  0         650000         6.875          0            1   MD          47.27                  360             360       3/1/2038             4/1/2008        2/4/2008                  759    R           Preferred              1   Y                               10   Single Family                 N                       N                                              0                     0      47.27
     172105843     78597           945355.24        6152.93               44         2185500                  0         948650          6.75          0            1   TX          43.41                  356             360      11/1/2037            12/1/2007      10/18/2007                  737    R           Full                   3   N                               10   Single Family                 N                       N                                              0                     0      43.41
     182522378     78746           546576.57        3554.32               44          950000                  0         548000          6.75          0            1   TX          57.68                  357             360      12/1/2037             1/1/2008      11/30/2007                  727    R           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0      57.68
     189380249     85266              540000         3368.9                3          675000             675000         540000         6.375          0            1   AZ             80                  360             360       3/1/2038             4/1/2008       2/13/2008                  760    P           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0         80
     188736208     98118              558000        3619.18               48          910000                  0         558000          6.75          0            1   WA          61.32                  360             360       3/1/2038             4/1/2008        2/8/2008                  664    R           Full                   2   N                               10   Single Family                 N                       N                                              0                     0      61.32
     182201199     90034           988331.79         6503.6                5         1330000            1320000         990000         6.875          0            1   CA             75                  358             360       1/1/2038             2/1/2008      11/28/2007                  710    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         75
     189032348     97086           791334.62        5202.88               38         1040000             990000         792000         6.875          0            1   OR             80                  359             360       2/1/2038             3/1/2008       1/30/2008                  718    P           Preferred              1   N                               35   PUD                           N                       N                                              0                     0         80
     172465631     33912           455618.85        3200.23               10          599400             572112         457689           7.5          0            1   FL             80                  354             360       9/1/2037            10/1/2007       8/22/2007                  764    P           Preferred              1   N                               35   PUD                           N                       N                                              0                     0         80
     187929751     78596           175605.94        1169.27               44          190000                  0         175750             7          0            1   TX           92.5                  359             360       2/1/2038             3/1/2008        1/8/2008                  738    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0       92.5
     187399900     59828           664441.32        4368.58               27          890000                  0         665000         6.875          0            1   MT          74.72                  359             360       2/1/2038             3/1/2008       1/16/2008                  719    R           Full                   1   N                               10   Single Family                 Y                       N                                             60                     0      74.72
     188151855     44214           582498.05        3781.33               36          750000                  0         583000          6.75          0            1   OH          77.73                  359             360       2/1/2038             3/1/2008        1/7/2008                  773    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      77.73
     188446912     94558           699367.19        4424.48                5         1225000                  0         700000           6.5          0            1   CA          57.14                  359             360       2/1/2038             3/1/2008       1/23/2008                  808    R           Alt                    1   Y                               10   Single Family                 N                       N                                              0                     0      57.14
     189020137     92870              565000        3617.76                5          630000             630000         565000         6.625          0            1   CA          89.68                  360             360       3/1/2038             4/1/2008        2/6/2008                  775    P           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0      89.68
     188042952     94506           692216.96         4551.2                5         1095000            1092799         692799         6.875          0            1   CA           63.4                  359             360       2/1/2038             3/1/2008        1/4/2008                  771    P           Preferred              1   N                               35   PUD                           N                       N                                              0                     0       63.4
     182202591     75032           564500.27        3764.95               44          775000                  0         565900             7          0            1   TX          73.02                  357             360      12/1/2037             1/1/2008      11/21/2007                  700    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      73.02
     186803358     77008           568867.57        3512.67               44          815000             817000         570500          6.25          0            1   TX             70                  357             360      12/1/2037             1/1/2008      11/29/2007                  717    P           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0         70
     187845253     93021           670817.89        3817.21                5          841000             840367         672293           5.5          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/24/2007                  683    P           Alt                    1   N                               35   PUD                           N                       N                                              0                     0         80
     182604101     96817              650000        4324.47               12         1200000                  0         650000             7          0            1   HI          54.17                  360             360       3/1/2038             4/1/2008       2/12/2008                  724    R           Preferred              1   Y                               10   Single Family                 N                       N                                              0                     0      54.17
     174611591     37179           585105.46        4047.36               43          745000             732500         586000         7.375          0            1   TN             80                  358             360       1/1/2038             2/1/2008      12/27/2007                  791    P           Preferred              1   N                               35   PUD                           N                       N                                              0                     0         80
     168606849     75056           590849.88        3741.36               44          740000             739904         591923           6.5          0            1   TX             80                  358             360       1/1/2038             2/1/2008      12/13/2007                  754    P           Full                   1   N                               35   PUD                           N                       N                                              0                     0         80
     188418827     98052           513512.29        3164.79               48          650000                  0         514000          6.25          0            1   WA          79.08                  359             360       2/1/2038             3/1/2008       1/24/2008                  779    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0      79.08
     189920916     80004              630000        4191.41                6          960000                  0         630000             7          0            1   CO          65.63                  360             360       3/1/2038             4/1/2008       2/22/2008                  797    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      65.63
     187839427     92118              600000        3841.87                5          932000                  0         600000         6.625          0            1   CA          64.38                  360             360       3/1/2038             4/1/2008        2/7/2008                  820    R           Alt                    1   N                               20   Condominium                   N                       N                                              0                     0      64.38
     174740391     91208           666846.48        4332.64                5          835000             835000         668000          6.75          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/20/2007                  765    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         80
     187254497     92054           602794.41        3621.29                5          790000             755000         604000             6          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/11/2007                  703    P           Alt                    1   N                               35   PUD                           N                       N                                              0                     0         80
     187858717     93546           496582.46        3264.94                5          720000                  0         497000         6.875          0            1   CA          69.03                  359             360       2/1/2038             3/1/2008       1/15/2008                  768    R           Preferred              1   N                               10   Single Family                 Y                       N                                             60                     0      69.03
     179578743     91506           528029.11        3362.29                5          665000             664950         531950           6.5          0            1   CA             80                  352             360       7/1/2037             8/1/2007        6/5/2007                  679    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         80
     181215304     55126           455815.33        2902.46               24          574000             574000         459200           6.5          0            1   MN             80                  352             360       7/1/2037             8/1/2007       6/28/2007                  665    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         80
     162561177     80304           571852.73        3718.69                6          720000             718278         573342          6.75          0            1   CO          79.82                  357             360      12/1/2037             1/1/2008      11/13/2007                  754    P           Full                   1   N                               35   PUD                           N                       N                                              0                     0      79.82
     187801781     95762              566250        3579.09                5          755000                  0         566250           6.5          0            1   CA             75                  360             360       3/1/2038             4/1/2008        2/4/2008                  735    R           Preferred              1   Y                               10   Single Family                 Y                       N                                             60                     0         75
     188749321     80126              498526        3316.71                6          530000             524765         498526             7          0            1   CO             95                  360             360       3/1/2038             4/1/2008       2/18/2008                  741    P           Preferred              1   N                               35   PUD                           N                       N                                              0                     0         95
     180188884     32750           429842.55         2874.1               10          540000                  0         432000             7          0            1   FL             80                  354             360       9/1/2037            10/1/2007       8/13/2007                  690    R           Full                   1   Y                               35   PUD                           N                       N                                              0                     0         80
     188987170     11369              460000         3295.5               33          600000             575000         460000          7.75          0            1   NY             80                  360             360       3/1/2038             4/1/2008       2/20/2008                  700    P           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0         80
     174821897     93065           580177.21        4162.36                5          830000                  0         581000          7.75          0            1   CA             70                  358             360       1/1/2038             2/1/2008      12/21/2007                  728    R           Preferred              1   Y                               35   PUD                           N                       N                                              0                     0         70
     188449067     87121           140531.53          866.1               32          150000                  0         140665          6.25      0.625            1   NM          93.78                  359             360       2/1/2038             3/1/2008       1/26/2008                  713    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      93.78
     174215096     11040           699480.49        4894.51               33         1120000                  0         700000           7.5          0            1   NY           62.5                  359             360       2/1/2038             3/1/2008      12/28/2007                  740    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0       62.5
     172469711     95138           645322.46        4162.03                5          865000             864152         650000         6.625          0            1   CA          75.22                  352             360       7/1/2037             8/1/2007       6/19/2007                  807    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0      75.22
     175292028      7645           499547.98        3160.35               31          751119          751118.95         500000           6.5          0            1   NJ          66.57                  359             360       2/1/2038             3/1/2008       1/30/2008                  756    P           Preferred              1   N                               20   Condominium                   N                       N                                              0                     0      66.57
     174505172     22655            94964.13         633.37               47          130000             119000          95200             7          0            1   VA             80                  357             360      12/1/2037             1/1/2008      11/28/2007                  721    P           Full                   2   N                               20   Condominium                   N                       N                                              0                     0         80
     181397394     91381           614202.55        4144.72                5          800000             769000         615200         7.125          0            1   CA             80                  358             360       1/1/2038             2/1/2008       12/4/2007                  694    P           Alt                    1   N                               35   PUD                           N                       N                                              0                     0         80
     166747021     60010           458676.04        2985.52               14          485000                  0      460303.99          6.75          0            1   IL          94.91                  356             360      11/1/2037            12/1/2007       4/27/2007                  777    R           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0      94.91
     187972938     92078           613259.68        3737.53                5          779000             768900         615120         6.125          0            1   CA             80                  357             360       2/1/2038             3/1/2008       1/16/2008                  784    P           Alt                    3   N                               35   PUD                           N                       N                                              0                     0         80
     181378513     85383           504012.33        3150.54                3          825000                  0         505000         6.375          0            1   AZ          61.21                  358             360       1/1/2038             2/1/2008      11/29/2007                  732    R           Alt                    1   Y                               10   Single Family                 N                       N                                              0                     0      61.21
     187423503     94523           590756.95        3989.85                5          810000                  0         648000          6.25          0            1   CA             80                  284             360       1/1/2038             2/1/2008      12/21/2007                  802    R           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0         80
     188014959     85028           574442.53        3729.44                3          725000                  0         575000          6.75          0            1   AZ          79.31                  359             360       2/1/2038             3/1/2008        1/8/2008                  704    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0      79.31
     181857582     92503           655277.57         4039.1                5          830000             820000         656000          6.25          0            1   CA             80                  359             360       2/1/2038             3/1/2008       1/16/2008                  742    P           Preferred              1   N                               35   PUD                           N                       N                                              0                     0         80
     182557825     11753           699268.25        4482.18               33         1505000            1505000         700000         6.625          0            1   NY          46.51                  359             360       2/1/2038             3/1/2008        1/4/2008                  784    P           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0      46.51
     186954714     78703           795633.47        5644.66               44         1450000                  0         797500         7.625          0            1   TX             55                  357             360       1/1/2038             2/1/2008      12/17/2007                  696    R           Full                   1   Y                               35   PUD                           N                       N                                              0                     0         55
     174290761     70810           791337.57        5868.95               19         1200000                  0         795000         6.375          0            1   LA          66.25                  238             240       1/1/2028             2/1/2008      12/21/2007                  686    R           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0      66.25
     169675622     77459           563800.34        3524.86               44          795000             790991         565000         6.375          0            1   TX          71.43                  358             360       1/1/2038             2/1/2008      12/18/2007                  706    P           Alt                    1   N                               35   PUD                           N                       N                                              0                     0      71.43
     179696198     94903           456982.02        2945.43                5          575000             575000         460000         6.625          0            1   CA             80                  353             360       8/1/2037             9/1/2007        7/9/2007                  785    P           Full                   1   N                               35   PUD                           N                       N                                              0                     0         80
     182295943     91381            602663.9        3718.93                5          755000                  0         604000          6.25          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/10/2007                  773    R           Alt                    1   Y                               35   PUD                           N                       N                                              0                     0         80
     181786984      7934          1468607.01        9937.35               31         2300000                  0        1475000         7.125          0            1   NJ          64.13                  355             360      11/1/2037            12/1/2007      10/26/2007                  700    R           Preferred              1   Y                               10   Single Family                 N                       N                                              0                     0      64.13
     188732665     45230           168796.78        1082.13               36          178000                  0         169000         6.625      0.625            1   OH          94.94                  359             360       2/1/2038             3/1/2008       1/24/2008                  736    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      94.94
     188051898     60137           621672.24        4273.15               14          783000                  0         626400          7.25          0            1   IL             80                  351             360       2/1/2038             3/1/2008       1/24/2008                  798    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0         80
     189085282     91350            503636.7         3114.3                5          562000                  0         505800          6.25          0            1   CA             90                  356             360       2/1/2038             3/1/2008       1/26/2008                  754    R           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0         90
     187147418     91741           496046.95        3181.74                5         1025000                  0         510000         6.375          0            1   CA          49.76                  333             360       1/1/2038             2/1/2008      12/26/2007                  746    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0      49.76
     165062234     35475           501470.99        3229.86                1          575000                  0      504421.09         6.625          0            1   AL          87.73                  354             360       2/1/2038             3/1/2008       4/24/2007                  819    R           Alt                    3   N                               10   Single Family                 N                       N                                              0                     0      87.73
     182584558     94534           494652.22        2855.26                5          620000             620000         496000         5.625          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/18/2007                  760    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         80
     174158424     90803           680319.55        4346.74                5         1200000                  0         687700           6.5          0            1   CA          57.31                  349             360      12/1/2037             1/1/2008      11/16/2007                  769    R           Full                   1   N                               10   Single Family                 Y                       N                                             60                     0      57.31
     145632576     84028           505795.65        3609.22               45          690000                  0         535717         7.125          0            1   UT          77.64                  302             360       9/1/2037            10/1/2007      10/18/2006                  694    R           Full                   3   N                               10   Single Family                 N                       N                                              0                     0      77.64
     165061706     77459           616948.81        3758.37               44          843000                  0         618550         6.125          0            1   TX          73.37                  358             360       2/1/2038             3/1/2008       4/27/2007                  784    R           Alt                    1   N                               35   PUD                           N                       N                                              0                     0      73.37
     182695721     93402           497585.64        3284.64                5          838000             838000         500000         6.875          0            1   CA          59.67                  355             360       2/1/2038             3/1/2008       1/24/2008                  791    P           Full                   3   N                               35   PUD                           N                       N                                              0                     0      59.67
     188178035     72223            646414.2         4095.8                4          810000                  0         648000           6.5          0            1   AR             80                  358             360       2/1/2038             3/1/2008        2/8/2008                  769    R           Alt                    1   Y                               10   Single Family                 N                       N                                              0                     0         80
     174650436     33458            595085.3        3732.59               10          755000             747869         598295         6.375          0            1   FL             80                  355             360       1/1/2038             2/1/2008       12/5/2007                  700    P           Full                   1   N                               35   PUD                           N                       N                                              0                     0         80
     188080528     92823           750868.23         4940.1                5          940000                  0         752000         6.875          0            1   CA             80                  359             360       2/1/2038             3/1/2008       1/23/2008                  670    R           Full                   1   N                               10   Single Family                 Y                       N                                             60                     0         80
     181417487     95131            499381.1        3205.83                5          625834             625834         500667         6.625          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/19/2007                  772    P           Full                   1   N                               20   Condominium                   N                       N                                              0                     0         80
     151068046     32801              875985        4744.92               10         1095000                  0         875985           6.5          0            1   FL             80                  357             360      12/1/2037             1/1/2008      10/25/2006                  792    R           Full                   1   N                               10   Single Family                 N                       Y                                              0                   120         80
     187534553     22182              555000        3468.75               47          926000                  0         555000           7.5          0            1   VA          59.94                  359             360       2/1/2038             3/1/2008       1/16/2008                  683    R           Red                    1   Y                               35   PUD                           N                       Y                                              0                   120      59.94
     179696294     95746           699974.88        3791.53                5          880000             880000         700000           6.5          0            1   CA          79.55                  353             360       8/1/2037             9/1/2007        7/2/2007                  800    P           Full                   1   N                               10   Single Family                 N                       Y                                              0                   120      79.55
     174007646     91343              434500        2489.32                5          674000                  0         434500         6.875          0            1   CA          64.47                  358             360       1/1/2038             2/1/2008      12/21/2007                  682    R           Full                   1   N                               10   Single Family                 N                       Y                                              0                   120      64.47
     187056102     11368            668694.8        3623.53               33          850000                  0         669000           6.5          0            2   NY          78.71                  358             360       1/1/2038             2/1/2008      12/12/2007                  665    R           Full                   1   Y                               25   2-4 Family                    N                       Y                                              0                   120      78.71
     187241135     32456             1072500        6144.53               10         1890000                  0        1072500         6.875          0            1   FL          56.75                  358             360       1/1/2038             2/1/2008      12/26/2007                  751    R           Red                    1   Y                               10   Single Family                 N                       Y                                              0                   120      56.75
     182174511      3907              700000        3718.75               20         1200000            1100000         700000         6.375          0            1   ME          63.64                  359             360       2/1/2038             3/1/2008       1/11/2008                  755    P           Alt                    3   N                               10   Single Family                 N                       Y                                              0                   120      63.64
     170909250     84098          1143600.49        6433.26               45         2200000                  0        1147000          6.75          0            1   UT          52.14                  352             360       7/1/2037             8/1/2007       6/22/2007                  752    R           Preferred              1   N                               10   Single Family                 N                       Y                                              0                   120      52.14
     188475388     94116           509066.56        2810.47                5          775000                  0         510000         6.625          0            1   CA          65.81                  359             360       2/1/2038             3/1/2008       1/22/2008                  731    R           Preferred              3   Y                               10   Single Family                 N                       Y                                              0                   120      65.81
     180162577     92127              526682        2633.41                5          756000             752103         526682             6          0            1   CA          70.03                  358             360       1/1/2038             2/1/2008       12/7/2007                  788    P           Preferred              1   N                               35   PUD                           N                       Y                                              0                   120      70.03
     181088619     91006          1098993.84        5952.88                5         3500000                  0        1100000           6.5          0            1   CA          31.43                  357             360      12/1/2037             1/1/2008      11/26/2007                  773    R           Full                   1   Y                               10   Single Family                 N                       Y                                              0                   120      31.43
     167394971     80487              630000         3412.5                6         1310000            1280000         630000           6.5          0            1   CO          49.22                  359             360       2/1/2038             3/1/2008        1/7/2008                  778    P           Full                   3   N                               10   Single Family                 N                       Y                                              0                   120      49.22
     174512269     90094              571700        3334.92                5          715000             714632         571700             7          0            1   CA             80                  358             360       1/1/2038             2/1/2008       12/5/2007                  735    P           Full                   1   N                               20   Condominium                   N                       Y                                              0                   120         80
     174677223     80128              545010        3122.45                6          690000             681263         545010         6.875          0            1   CO             80                  358             360       1/1/2038             2/1/2008       12/3/2007                  768    P           Full                   1   N                               35   PUD                           N                       Y                                              0                   120         80
     180551089     91702              872271        4633.94                5         1150000            1090339         872271         6.375          0            1   CA             80                  358             360       1/1/2038             2/1/2008      11/29/2007                  737    P           Preferred              1   N                               35   PUD                           N                       Y                                              0                   120         80
     167901460     92253             1324652        6347.29                5         1770000            1766203        1324652          5.75          0            1   CA             75                  358             360       1/1/2038             2/1/2008      12/18/2007                  797    P           Preferred              1   N                               35   PUD                           N                       Y                                              0                   120         75
     179696582     94104           466913.31        2529.11                5          588000             588000         470400           6.5          0            1   CA             80                  353             360       8/1/2037             9/1/2007       7/25/2007                  793    P           Full                   3   N                               20   Condominium                   N                       Y                                              0                   120         80
     182061287     90803           477616.71        2636.84                5          605000             598000         478400         6.625          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/28/2007                  799    P           Preferred              1   N                               10   Single Family                 N                       Y                                              0                   120         80
     173099200     60546              481500        3009.38               14          535000                  0         481500           7.5          0            1   IL             90                  354             360       9/1/2037            10/1/2007       8/27/2007                  677    R           Full                   1   Y                               10   Single Family                 N                       Y                                              0                   120         90
     179696318     98074              604000        3334.58               48          755000             755000         604000         6.625          0            1   WA             80                  353             360       8/1/2037             9/1/2007       7/27/2007                  723    P           Full                   1   N                               35   PUD                           N                       Y                                              0                   120         80
     180828035     92677              668000        3618.33                5          835000             835000         668000           6.5          0            1   CA             80                  360             360       3/1/2038             4/1/2008        2/8/2008                  735    P           Preferred              1   N                               35   PUD                           N                       Y                                              0                   120         80
     176073896     92253              763301        3736.99                5         1092000            1090430         763301         5.875          0            1   CA             70                  358             360       1/1/2038             2/1/2008       12/7/2007                  778    P           Full                   3   N                               35   PUD                           N                       Y                                              0                   120         70
     172996859     94928           588527.27         3739.6                5          620000             620000         589000         7.625          0            1   CA             95                  354             360       9/1/2037            10/1/2007       8/27/2007                  787    P           Full                   1   N                               10   Single Family                 N                       Y                                              0                   120         95
     177523874     33160           628845.06        3930.28               10          851000             841000         630750           7.5          0            1   FL             75                  357             360      12/1/2037             1/1/2008      11/14/2007                  777    P           Preferred              1   N                               22   Condominium                   N                       Y                                              0                   120         75
     179696270     90278           727997.31        3943.32                5          910000                  0         728000           6.5          0            1   CA             80                  353             360       8/1/2037             9/1/2007        7/2/2007                  808    R           Full                   1   Y                               20   Condominium                   N                       Y                                              0                   120         80
     174178595     36830              720000           4050                1          900000                  0         720000          6.75          0            1   AL             80                  357             360      12/1/2037             1/1/2008      11/16/2007                  803    R           Full                   1   N                               10   Single Family                 N                       Y                                              0                   120         80
     187190043     93117              648000         4117.5                5          810000             810000         648000         7.625          0            1   CA             80                  359             360       2/1/2038             3/1/2008        1/3/2008                  709    P           Preferred              1   N                               10   Single Family                 N                       Y                                              0                   120         80
     186799027     80108              766500        4151.88                6         1095000            1109666         766500           6.5          0            1   CO             70                  359             360       2/1/2038             3/1/2008        1/8/2008                  645    P           Alt                    3   N                               35   PUD                           N                       Y                                              0                   120         70
     187144820     90069              840000           4725                5         1100000            1050000         840000          6.75          0            1   CA             80                  360             360       3/1/2038             4/1/2008       1/29/2008                  757    P           Alt                    1   N                               20   Condominium                   N                       Y                                              0                   120         80
     169469256     10021              991900        5269.47               33         1417000            1417000         991900         6.375          0            1   NY             70                  359             360       2/1/2038             3/1/2008       1/17/2008                  697    P           Full                   3   N                               90   Co-Op                         N                       Y                                              0                   120         70
     187037552     90802              693395         4044.8                5          985000             924526         693395             7          0            1   CA             75                  359             360       2/1/2038             3/1/2008       1/14/2008                  747    P           Full                   3   N                               22   Condominium                   N                       Y                                              0                   120         75
     181751100     30236             1311000        6964.69               11         2950000                  0        1311000         6.375          0            1   GA          44.44                  357             360      12/1/2037             1/1/2008      11/16/2007                  768    R           Full                   1   N                               35   PUD                           N                       Y                                              0                   120      44.44
     160400782     85255              647000        3841.56                3          950000             887018         647000         7.125          0            1   AZ          72.94                  358             360       1/1/2038             2/1/2008       12/4/2007                  774    P           Full                   1   N                               35   PUD                           N                       Y                                              0                   120      72.94
     186899570     93004              467500         2434.9                5          521000             520823         467500          6.25        0.5            1   CA          89.76                  358             360       1/1/2038             2/1/2008      12/22/2007                  680    P           Preferred              1   N                               20   Condominium                   N                       Y                                              0                   120      89.76
     187155139     33469              748697        4446.94               10         1100000                  0         750000         7.125          0            1   FL          68.18                  358             360       1/1/2038             2/1/2008      12/18/2007                  695    R           Full                   1   Y                               10   Single Family                 N                       Y                                              0                   120      68.18
     174285040     78628             1000000        6458.33               44         1575000                  0        1000000          7.75          0            1   TX          63.49                  358             360       1/1/2038             2/1/2008        1/9/2008                  756    R           Preferred              1   N                               10   Single Family                 N                       Y                                              0                   120      63.49
     170696041     92782              700000        4010.42                5          910000             904000         700000         6.875          0            1   CA          77.43                  357             360      12/1/2037             1/1/2008       11/7/2007                  771    P           Preferred              1   N                               35   PUD                           N                       Y                                              0                   120      77.43
     187811006     20105              643750        3688.15               47          720000             715326         643750         6.875        0.5            1   VA          89.99                  359             360       2/1/2038             3/1/2008       1/18/2008                  696    P           Full                   1   N                               35   PUD                           N                       Y                                              0                   120      89.99
     148483009      7030              825000        4726.56               31         1100000            1053990         825000         6.875          0            1   NJ          78.27                  359             360       2/1/2038             3/1/2008       1/24/2008                  722    P           Full                   1   N                               22   Condominium                   N                       Y                                              0                   120      78.27
     179696342     94111              499100        2651.47                5          626000             626000         499200         6.375          0            1   CA          79.74                  354             360       9/1/2037            10/1/2007        8/1/2007                  780    P           Full                   1   N                               22   Condominium                   N                       Y                                              0                   120      79.74
     187174859     11024          2497937.12       14576.51               33         5500000                  0        2500000             7          0            1   NY          45.45                  358             360       1/1/2038             2/1/2008      12/21/2007                  779    R           Red                    1   N                               10   Single Family                 N                       Y                                              0                   120      45.45
     187776716     91001              787000        4098.96                5         1160000                  0         787000          6.25          0            1   CA          67.84                  359             360       2/1/2038             3/1/2008        1/3/2008                  702    R           Alt                    1   Y                               35   PUD                           N                       Y                                              0                   120      67.84
     181985684     81615             1124600        5974.44                6         1985000                  0        1124600         6.375          0            1   CO          56.65                  358             360       1/1/2038             2/1/2008      12/17/2007                  730    R           Full                   1   Y                               35   PUD                           N                       Y                                              0                   120      56.65
     182005520     91709           673715.74        4156.09                5          900000             900000         675000          6.25          0            1   CA             75                  358             360       1/1/2038             2/1/2008      12/21/2007                  781    P           Alt                    1   N                               35   PUD                           N                       N                                              0                     0      77.78
     189216342     92103              752000        4877.46                5          980000                  0         752000          6.75          0            2   CA          76.73                  360             360       3/1/2038             4/1/2008        2/8/2008                  742    R           Preferred              1   N                               25   2-4 Family                    N                       N                                              0                     0      79.65
     107451342     91789            77243.76         479.64                5          300000             275000          80000             6          0            1   CA          29.09                  328             360       7/1/2035             8/1/2005       6/10/2005                  738    P           Alt                    1   N                               20   Condominium                   N                       N                                              0                     0      32.73
     155530233     92054           566024.42        3488.42                5          756500             755417         566562          6.25          0            1   CA             75                  359             360       2/1/2038             3/1/2008       1/29/2008                  808    P           Preferred              3   N                               20   Condominium                   N                       N                                              0                     0         80
     189105912     33308              847500         5287.3               10         1075000            1060000         847500         6.375          0            1   FL          79.95                  360             360       3/1/2038             4/1/2008       2/15/2008                  744    P           Full                   3   N                               22   Condominium                   Y                       N                                             60                     0      84.95
     179696646     90278           533123.14        3432.07                5          670000             670000         536000         6.625          0            1   CA             80                  354             360       9/1/2037            10/1/2007        8/8/2007                  781    P           Full                   1   N                               20   Condominium                   N                       N                                              0                     0         85
     186972527     92603          1291463.61        7973.54                5         1850000                  0        1295000          6.25          0            1   CA             70                  358             360       1/1/2038             2/1/2008      11/30/2007                  747    R           Full                   1   N                               35   PUD                           N                       N                                              0                     0         75
     178862016     92127              617879        3346.84                5          775000             772349         617879           6.5          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/12/2007                  712    P           Preferred              1   N                               35   PUD                           N                       Y                                              0                   120      86.47
     179578775     92705           574572.56        3430.92                5         1300000                  0         580000         5.875          0            1   CA          44.62                  351             360       6/1/2037             7/1/2007       5/25/2007                  725    R           Full                   1   Y                               10   Single Family                 N                       N                                              0                     0      52.46
     164939161      7006          1499824.75        8280.67               31         2450000            2500000        1500000         6.625          0            1   NJ          61.22                  359             360       2/1/2038             3/1/2008       1/30/2008                  767    P           Red                    1   N                               10   Single Family                 N                       Y                                              0                   120      69.39
     174795390     95002           548673.89        3610.48                5          687000             687000         549600         6.875          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/17/2007                  809    P           Full                   1   N                               10   Single Family                 Y                       N                                             60                     0      89.85
     188168789     92706            495528.8        3053.96                5          620000                  0         496000          6.25          0            1   CA             80                  359             360       2/1/2038             3/1/2008       1/18/2008                  706    R           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      89.87
     172709613      8809           791578.18        5086.66               31         1015000             995082         794405         6.625          0            1   NJ          79.83                  356             360      11/1/2037            12/1/2007      10/26/2007                  769    P           Full                   1   N                               35   PUD                           N                       N                                              0                     0      89.73
     188738350     92054            487059.3        3081.33                5          710000             650000         487500           6.5          0            1   CA             75                  359             360       2/1/2038             3/1/2008       1/29/2008                  704    P           Preferred              3   N                               10   Single Family                 Y                       N                                             60                     0      84.98
     186609556     91739           603948.69         3827.8                5          757000             757000         605600           6.5          0            1   CA             80                  357             360      12/1/2037             1/1/2008      11/29/2007                  756    P           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      89.99
     180701976     92109           605452.17        3830.33                5          758000             757500         606000           6.5          0            1   CA             80                  359             360       2/1/2038             3/1/2008        1/8/2008                  764    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0      89.99
     188137559     91724           799390.34         5525.4                5         1000000            1000000         800000         7.375          0            1   CA             80                  359             360       2/1/2038             3/1/2008        1/8/2008                  749    P           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      89.99
     179696430     94555            556443.9        3585.49                5          720000             699950         559960         6.625          0            1   CA             80                  353             360       8/1/2037             9/1/2007       7/11/2007                  810    P           Full                   1   N                               35   PUD                           N                       N                                              0                     0      89.99
     187881323     28278              498563        3064.09               34          630000             623204         498563         7.375          0            1   NC             80                  359             360       2/1/2038             3/1/2008       1/17/2008                  711    P           Preferred              1   N                               35   PUD                           N                       Y                                              0                   120      89.99
     181728271     91006            667133.6        4286.98                5          837000             837000         669516         6.625          0            1   CA          79.99                  356             360      11/1/2037            12/1/2007      10/29/2007                  795    P           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0      89.99
     179696510     91104           611337.09        3939.19                5          829000             769000         615200         6.625          0            1   CA             80                  353             360       8/1/2037             9/1/2007        7/9/2007                  791    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         90
     179696238     98053           556358.41        3539.33               48          710000             699950         559960           6.5          0            1   WA             80                  353             360       8/1/2037             9/1/2007       6/28/2007                  759    P           Full                   1   N                               35   PUD                           N                       N                                              0                     0         90
     179696710     94583           559178.98        3145.38                5          705000             699000         559200          6.75          0            1   CA             80                  354             360       9/1/2037            10/1/2007       8/10/2007                  809    P           Full                   1   N                               35   PUD                           N                       Y                                              0                   120         90
     179696310     94080              594000        3279.37                5          743000             742500         594000         6.625          0            1   CA             80                  353             360       8/1/2037             9/1/2007       7/18/2007                  786    P           Full                   1   N                               35   PUD                           N                       Y                                              0                   120         90
     172473856     29150              520000        3304.17               41          673000             650000         520000         7.625          0            1   SC             80                  354             360       9/1/2037            10/1/2007        8/9/2007                  770    P           Preferred              3   N                               10   Single Family                 N                       Y                                              0                   120         90
     172699828      1923           659334.13        4972.85               22          835000             828718         661928          8.25          0            1   MA          79.87                  354             360       9/1/2037            10/1/2007       8/10/2007                  743    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0      90.46
     186738801     11747           599457.59        3792.41               33         1320000                  0         600000           6.5          0            1   NY          45.45                  359             360       2/1/2038             3/1/2008       1/10/2008                  698    R           Red                    1   Y                               20   Condominium                   N                       N                                              0                     0      56.82
     162290823     85255              999950        5208.07                3         1290000            1276216         999950          6.25          0            1   AZ          78.35                  359             360       2/1/2038             3/1/2008       1/10/2008                  749    P           Full                   1   N                               10   Single Family                 N                       Y                                              0                   120      89.93
     188353254     11733          1317718.58        8664.89               33         2140500                  0        1319000         6.875          0            1   NY          61.62                  359             360       2/1/2038             3/1/2008       1/22/2008                  726    R           Preferred              1   Y                               10   Single Family                 N                       N                                              0                     0       73.3
     171918982     30115              649900        3926.48               11          860000          851781.21         649900          7.25          0            1   GA           76.3                  354             360       9/1/2037            10/1/2007       8/17/2007                  708    P           Preferred              1   N                               35   PUD                           N                       Y                                              0                   120         90
     187490692     11720              525000        3275.32               33          730000             700000         525000         6.375          0            1   NY             75                  360             360       3/1/2038             4/1/2008       2/13/2008                  692    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0      89.86
     178046309     92127           630690.01        3886.95                5          790000             790000         631289          6.25          0            1   CA          79.91                  359             360       2/1/2038             3/1/2008       1/25/2008                  723    P           Alt                    1   N                               35   PUD                           N                       N                                              0                     0      94.81
     179696414     10709           476986.02        3073.49               33          629000             600000         480000         6.625          0            1   NY             80                  353             360       8/1/2037             9/1/2007       7/20/2007                  770    P           Full                   1   N                               10   Single Family                 N                       N                                              0                     0         95
     188139838     33446           679385.27        4298.06               10          850000             850000         680000           6.5          0            1   FL             80                  359             360       2/1/2038             3/1/2008       1/29/2008                  752    P           Alt                    1   N                               35   PUD                           N                       N                                              0                     0         95
     178175758     78731           718416.17        5107.44               44          905000             902000         721600         7.625          0            1   TX             80                  354             360       9/1/2037            10/1/2007       8/29/2007                  775    P           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0         95
     172632268      7748           449955.58        3160.45               31          577000             565000         452000           7.5          0            1   NJ             80                  354             360       9/1/2037            10/1/2007       8/24/2007                  723    P           Preferred              1   N                               10   Single Family                 N                       N                                              0                     0         95
     181419808     92078              658156        3153.66                5          827000             822696         658156          5.75          0            1   CA             80                  358             360       1/1/2038             2/1/2008       12/6/2007                  702    P           Alt                    1   N                               35   PUD                           N                       Y                                              0                   120         95
     165612766     95133              507823        2433.32                5          662139             634779         507823          5.75          0            1   CA             80                  358             360       1/1/2038             2/1/2008      12/12/2007                  780    P           Alt                    1   N                               20   Condominium                   N                       Y                                              0                   120         95
     172466623     19382           649736.74        4786.69               39          825000             815510         652408         7.999          0            1   PA             80                  354             360       9/1/2037            10/1/2007        8/8/2007                  745    P           Full                   1   N                               20   Condominium                   N                       N                                              0                     0        100
     177321124     78501           417844.52        3037.59               44          531000             530000         424000          7.75          0            1   TX             80                  341             360      10/1/2037            11/1/2007       9/10/2007                  719    P           Full                   1   N                               35   PUD                           N                       N                                              0                     0        100
     181916050     92603           998027.14        6076.11                5         1740000            1700000        1000000         6.125          0            1   CA          58.82                  358             360       1/1/2038             2/1/2008      12/12/2007                  753    P           Full                   1   N                               35   PUD                           N                       N                                              0                     0         80
     175013057     91011           579334.72        3202.78                5         1165000                  0         580000          5.25          0            1   CA          49.79                  359             360       2/1/2038             3/1/2008      12/21/2007                  699    R           Alt                    1   N                               10   Single Family                 N                       N                                              0                     0       82.4